Exhibit 8.1

MAYER, BROWN, ROWE & MAW LLP

190 South La Salle Street
Chicago, Illinois 60603-3441

Main Telephone
(312) 782-0600
Main Fax
(312) 701-7711

October 29, 2003

Volkswagen Public Auto Loan Securitization, LLC
3800 Hamlin Road
Auburn Hills, Michigan 48326

Re:	Volkswagen Auto Loan Enhanced Trust 2003-2
Registration Statement on Form S-3

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-3 (Registration No. 333-103709) of Volkswagen Public Auto Loan Securitization, LLC (“VPALS”), together with the exhibits thereto (as amended, the “Registration Statement”), registering notes representing debt of the Volkswagen Auto Loan Enhanced Trust 2003-2 (the “Trust”), and the related Prospectus, dated June 14, 2003, and Prospectus Supplement, dated October 22, 2003 (together, the “Prospectus”), filed by VPALS with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the issuance of $269,000,000 Class A-1 1.14563% Auto Loan Asset Backed Notes, $345,000,000 Class A-2 1.55% Auto Loan Asset Backed Notes, $368,000,000 Class A-3 2.27% Auto Loan Asset Backed Notes, $379,315,000 Class A-4 2.94% Auto Loan Asset Backed Notes (the “Class A Notes”) and $29,033,164.85 Class B Asset Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes”), you have requested our opinion regarding the description of material tax consequences related to the issuance of the Notes (the “Offering”) as described in the Prospectus. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prospectus.

     Our opinion is based on our examination of the Prospectus, the Indenture, dated as of October 29, 2003 (the “Indenture”), by and between the Trust and JPMorgan Chase Bank, as indenture trustee (the “Indenture Trustee”), and such other documents, instruments and information as we considered necessary. Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Trust and the issuance and sale of the Notes will remain in full force and effect; (iii) the

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MAYER, BROWN, ROWE & MAW LLP

October 29, 2003

assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the federal income tax laws, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice.

     Based on the foregoing, as of the date hereof, we adopt and confirm the statements under the captions “Summary of Terms — Tax Status” and “Material Federal Income Tax Consequences” as our opinion of the material tax consequences of the Offering, to the extent such statements constitute legal conclusions. We know that we are referred to under the captions “Summary of Terms — Tax Status” and “Material Federal Income Tax Consequences” included in the Registration Statement, and we hereby consent to the use of our name therein and to the filing of this opinion as part of VPALS’ Current Report on Form 8-K, dated on or about October 29, 2003, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Form 8-K.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP

Mayer, Brown, Rowe & Maw LLP

WAL/PK